Exhibit 10.21

                               WARRANT AGREEMENT

                  THIS WARRANT AGREEMENT ("Agreement") is made as of August 22, 2002, by and between DigitalThink, Inc. (the "Company"), and Thomas A. Price and Gwendolyn L. Price, as trustees of the Price Trust UTD October 5, 1984 ("Price").

                  WHEREAS, Company and Price have agreed to amend the terms of the lease for 601 Brannan Street, San Francisco, California and as consideration for Price entering into such amendment the Company has agreed to issue Price a warrant from the Company, which warrant will be exercisable for shares of the Company's common stock.

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Issuance of the Warrant. The Company hereby sells and issues to Price a warrant ( "Warrant") to purchase shares of the Company's common stock (collectively, the "Common Stock"). The Warrant shall be issued as of August 22, 2002. The exercise price of the Warrant will be equal to the closing price of the Company's Common Stock listed on Nasdaq (Symbol: DTHK) on August 22, 2002. The Warrant shall be in the form attached hereto as Exhibit A.

2.       Representations  and Warranties of the Company.
In connection with the transactions provided for herein, the Company hereby represents and warrants to Price that:

2.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), and delivery of the Warrant and the Common Stock issuable upon exercise of the Warrant has been taken or will be taken prior to the issuance of the Warrant. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy. The execution, delivery and performance by the Company of this Agreement and the Warrant will not (with or without the passage of time and giving of notice) conflict with, result in any violation or breach of any of the terms of, or constitute a default under, any provision of the Company's Certificate of Incorporation or Bylaws, or of any mortgage, indenture, agreement, instrument, judgment, decree, order, law, rule or regulation or other restriction to which the Company is a party or by which it is bound.

2.3 Valid Issuance of Common Stock. The Common Stock, when issued, sold, and delivered in accordance with the terms of the Warrant for the consideration expressed therein, will be duly and validly issued, fully paid, and non-assessable and, based upon the representations of Price in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

3. Representations, Warranties and Covenants of Price. In connection with the transactions provided for herein, Price hereby represents and warrants to the Company that:

3.1 Authorization. This Agreement constitutes Price's valid and legally binding obligation, enforceable in accordance with its terms.

3.2 Disclosure of Information. Price acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Price further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

3.3 Investment Experience. Price is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Price also represents it has not been organized solely for the purpose of acquiring the Securities.

3.4 Accredited Investor. Price is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

3.5 Restricted Securities. Price understands that the Warrant and the Common Stock issuable upon exercise thereof (the "Securities") are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Price represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.6 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Price) any of its stock or other securities under the Securities Act of 1933 (the "Act") in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the shares underlying the Warrant), the Company shall, at such time, promptly give Price written notice of such registration. Upon the written request of Price given within twenty (20) days after receipt of written notice from the Company, the Company shall, subject to the provisions of this Section, cause to be registered under the Act all of the shares Price has requested to be registered. If Price elects not to include all of its shares in any registration by the Company, Price shall nevertheless continue to have the right to include any shares in any subsequent registration(s) by the Company of offerings of its securities, all subject to the terms, conditions and limitations set forth herein. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required to include any of Price's securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including shares held by Price, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the underwriter(s) may exclude such shares (including shares held by Price) which the underwriters believe will jeopardize the success of the offering from the registration and the underwriting.

3.7  Further  Limitations  on  Disposition.  Without  in any  way  limiting  the
representations   set  forth  above,  Price  further  agrees  not  to  make  any disposition of all or any portion of the Securities until either:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) (i) Price shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Price shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144(k) or pursuant to Rule 144 if the transfer is to an affiliate of the transferor.

3.8 Legend. It is understood that the Securities shall bear the following legend:\

"These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that registration is not required under such Act or unless sold pursuant to Rule 144 under such Act."

4.       Other Covenants.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Except in accordance with the Warrant, the Warrant cannot be assigned by Price without the express written consent of the Company, except when such assignment is to an affiliate of Price.

4.2      Arbitration.

(a) In the event of any dispute arising hereunder or with respect to the transactions contemplated hereby, the Company and Price shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to such dispute. If the Company and Price should so agree, a memorandum setting forth such agreement shall be prepared and signed by such parties and shall be binding upon such parties and each other or transferee of any of the Securities.

(b) If no such agreement can be reached after good faith negotiation, either the Company or Price may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or such parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by three (3) arbitrators. Within fifteen (15) days after such written notice is sent, the Company and Price shall each select one (1) arbitrator, and the two (2) arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the Company and Price or transferee of any of the Securities.

(c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction; however, the parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the rendering of any such judgment. Any such arbitration shall be held in San Francisco County, California under the commercial rules then in effect of the American Arbitration Association.

4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by delivery by confirmed facsimile or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such party at the address set forth below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  If to the Company:

                  DigitalThink, Inc.
                  601 Brannan Street
                  San Francisco, CA 94107
                  Attn.: General Counsel
                  Facsimile:  415-625-4180

                  If to Price:

                  Thomas Price
                  55 Peninsula Road,
                  Belvedere, CA 94920

4.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Price agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Price or any of its officers, partners, employees, or representatives is responsible.

The Company agrees to indemnify and hold harmless Price from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

4.8 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.9 Reservation of Shares. The Company shall reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon exercise of the Warrant.

4.10  Entire Agreement; Amendments and Waivers. This Agreement and the
Warrant constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Price. Any waiver or amendment effected in accordance with this Section shall be binding upon Price, each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

4.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


[THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                  DIGITALTHINK, INC.

                  By:      /s/ Michael W. Pope
                           --------------------------------------------------
                           Michael W. Pope
                           President & Chief Executive Officer

                           Address:     601 Brannan Street
                                        San Francisco, CA 94107


                  THOMAS PRICE


                  Signed:  /s/ Thomas Price
                           ---------------------------------------------------


                           Address: 2400 Bridgeway #230
                                    San Francisco, CA 94965


                      SIGNATURE PAGE TO DIGITALTHINK, INC.
                           WARRANT PURCHASE AGREEMENT

                                    EXHIBIT A

                                     WARRANT

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                                                                      Void after
                                                                 August 22, 2007

                               DIGITALTHINK, INC.
            WARRANT TO PURCHASE UP TO 200,000 SHARES OF COMMON STOCK

This Warrant is issued to Thomas Price ("Price") by DigitalThink, Inc., a Delaware corporation (the "Company"), on August 22, 2002 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Warrant Agreement (the "Warrant Agreement") dated as of August 22, 2002.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Warrant Agreement, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to two hundred thousand (200,000) fully paid and non-assessable shares of the Common Stock of the Company, as more fully described below. The number of shares of Common Stock issuable pursuant to this
Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 8 hereof.

2. Purchase Price. The per share purchase price for the Shares shall be $1.55, as adjusted from time to time pursuant to Section 8 hereof (the "Exercise Price").

3. Exercise Period. This Warrant may be exercised at the sole discretion of Price (subject to the conditions set forth herein) until August 22, 2007 (the "Termination Date").

4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of the Warrant (for notice of partial exercise, if not for the entire 100,000 shares), together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased;

(c) in the event of a partial exercise, the issuance by the Company of a new Warrant in substantially similar form to this Warrant, for the unexercised portion of the Warrant;

5. Net Exercise. In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

                                       Y (A - B)
                                       ---------
                                  X =     A

    Where

    X -- The number of shares of Common Stock to be issued to the holder of this Warrant.

    Y -- The number of shares of Common Stock as to which this Warrant is being exercised.

    A -- The fair market value of one share of the Company's Common Stock.

    B -- The Exercise Price (as adjusted to the date of such calculations).


For purposes of this Paragraph 5, the fair market value of Common Stock shall mean the closing price of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded, as published in The Wall Street Journal on the day prior to the date of exercise. If the Common Stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share as shall be determined in good faith by the Company's Board of Directors.

6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within ten
(10) business days of the delivery of the subscription notice.

7. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10. No Stockholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

11. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company its successors and assigns. This Warrant cannot be assigned by Price without the express written consent of the Company. Notwithstanding the foregoing, this Warrant may be assigned, sold or otherwise transferred in whole or in part by Price to an affiliate of Price, and such assignment, sale or transfer shall not require the consent of the Company so long as such assignment, sale or transfer complies with applicable laws, rules and regulations, and provided that Price has provided the Company with prior written notice of any such transfer.

12. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Price. Any waiver or amendment effected in accordance with this Section shall be binding upon Price, each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

13. Market Stand-off Agreement. The holder of this Warrant agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such holder during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of any registration statement of the Company filed under the Act. The holder of this Warrant further agrees to execute any standard lock-up agreement that the underwriters require in connection with such offering. The Company may impose stop-transfer instructions with respect to the Common Stock (or securities) subject to the foregoing restriction until the end of said period.

14. Governing Law. This Warrant shall be governed by the laws of the State of Delaware as applied to agreements among California residents made and to be performed entirely within the State of Delaware.

                         DIGITALTHINK, INC.

                         By:  /s/ Michael W. Pope
                             --------------------------------------------------
                              Michael W. Pope
                              President & Chief Executive Officer

                              Address:601 Brannan Street
                                      San Francisco, CA 94107

                                  SUBSCRIPTION



DigitalThink, Inc.
Attention:  Corporate Secretary

                  The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Shares of Common Stock issued by DigitalThink, Inc. and held by the undersigned, ___________ shares of Common Stock of DigitalThink, Inc.
                  Payment of the exercise price per share required under such Warrant accompanies this Subscription.

                                   WARRANTHOLDER:

                                   THOMAS PRICE


                                   Signed:
                                    -------------------------------------------

                                   Address:



Date:
     -------------------------------

Name in which shares should be registered: __________________________________